UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2011
ADAMS GOLF, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-33978 (Commission File Number)	75-2320087 (IRS Employer Identification No.)
2801 E. Plano Pkwy., Plano, Texas (Address of principal executive offices)	75074 (Zip Code)
Registrant’s telephone number, including area code (972) 673-9000
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Adams Golf, Inc., a Delaware corporation (the “Company”), held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) on May 10, 2011.  On March 31, 2011, the record date for stockholders entitled to vote at the Annual Meeting (the “Record Date”), 7,689,382 shares of the Company’s common stock, par value $0.001 per share, were outstanding, each of which entitled the holder to one vote on each matter brought before the Annual Meeting.  A total of 7,336,942 shares of common stock was represented in person or by proxy at the Annual Meeting, representing 95.4% of the shares of common stock issued and outstanding on the Record Date.  The number of votes cast for, against, or withheld, as well as the number of abstentions and broker non-votes, as applicable, with respect to each matter brought before the Annual Meeting is set forth below.

Proposal 1	Election of Directors

The stockholders elected two individuals to serve as Class I Directors until the 2014 Annual Meeting of Stockholders.

Name	Votes Cast For	Votes Withheld	Broker Non-Votes
John Gregory	4,808,770	79,255	2,448,917
Robert Rogers	2,107,132	2,780,893	2,448,917

Proposal 2	Ratification of the Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
7,331,249	2,591	3,102	--

Proposal 3	Approval of the Adams Golf, Inc. 2011 Equity Incentive Plan

The stockholders did not approve the Adams Golf, Inc. 2011 Equity Incentive Plan.

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
1,356,733	3,190,010	341,282	2,448,917

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS GOLF, INC

Date: May 13, 2011	By:	/s/Pamela J. High
	Name:	Pamela J. High
	Title:	Chief Financial Officer